As filed with the Securities and Exchange Commission on January 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHAW COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada	4841	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SUITE 900 630-3RD AVENUE S.W.

CALGARY, ALBERTA T2P 4L4

CANADA

(403) 750-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT CORPORATION SYSTEM

28 LIBERTY STREET

NEW YORK, NY 10005

(212) 894-8940

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service in the United States)

Copies to:

Trevor English Shaw Communications Inc. Suite 900 630 – 3rd Avenue S.W. Calgary, Alberta T2P 4L4 Canada (403) 750-4500	Walter Van Dorn, Esq. Dentons US LLP 1221 Ave. of the Americas New York, NY 10023 (212) 768-6800	Dan Shea, Esq. Dentons Canada LLP Suite 1500 850 – 2nd Street S.W. Calgary, Alberta T2P 0R8 Canada (403) 268-7000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

PROVINCE OF ALBERTA, CANADA

(Principal Jurisdiction Regulating This Offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒	at some future date (check appropriate box below)

	1. ☐	pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).

	2. ☐	pursuant to Rule 467(b) on at (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on .

	3. ☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4. ☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Debt Securities
Class B Non-Voting Participating Shares
Class 1 Preferred Shares
Class 2 Preferred Shares
Warrants
Share Purchase Contracts
Units
Total	$2,296,800,000.00	$2,296,800,000.00	$298,124.64

(1)

There are being registered under this registration statement such indeterminate number of Debt Securities, Class B Non-Voting Participating Shares, Class 1 Preferred Shares, Class 2 Preferred Shares, Warrants, Share Purchase Contracts and Units of the Registrant as shall have an aggregate initial offering price of Cdn$3,000,000,000. There are also being registered hereunder an indeterminate number of Class B Non-Voting Participating Shares as may be issuable upon exercise, conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, exercisable, convertible or exchangeable for Class B Non-Voting Participating Shares. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)

The Registrant has converted the proposed maximum offering price of Cdn$3,000,000,000 to US dollars based on the daily average exchange rate on January 14, 2020, as reported by the Bank of Canada, for conversion of Canadian dollars into US dollars of Cdn$1.00 equals US$0.7656.

(4)

The Registrant originally paid a registration fee of US$341,082.72 in connection with the registration of securities under File No. 333-188260, filed on May 1, 2013 (the “2013 Registration Statement”). In connection with the Registration Statement under File No. 333-209068 filed on January 21, 2016 (the “2016 Registration Statement”), the Registrant used US$138,825.02 of the unused registration fee under the 2013 Registration Statement to offset the registration fee payable for the 2016 Registration Statement, however the Registrant issued no securities under the 2016 Registration Statement. Accordingly, of the US$341,082.72 registration fee paid in connection with the 2013 Registration Statement, US$341,082.72 relates to unissued securities under the 2013 Registration Statement and the 2016 Registration Statement, of which the Registrant used (i) US$2,378.27 to offset registration fees payable in connection with the Registration Statement under File No. 333-215148 filed on December 16, 2016 and (ii) US$23,782.68 to offset registration fees payable in connection with the Registration Statement under File No. 333-215151 filed on December 16, 2016, leaving US$314,921.77 of the previously paid but unused registration fees under the 2013 Registration Statement available to offset future registration fees. The Registrant used US$300,107.25 to offset the registration fee required to be paid in connection with the Registration Statement under File No. 333-222653 filed on January 22, 2018 (the “2018 Registration Statement”). The Registrant also issued no securities under the 2018 Registration Statement. Accordingly, the US$314,921.77 of previously paid but unused registration fees still remain, and, pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the Registrant hereby offsets the US$298,124.64 registration fee required to be paid in connection with this Registration Statement by such amount. The 2018 Registration Statement terminated effective upon filing this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

A copy of this preliminary short form shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after the prospectus has become final and permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing this omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Executive Vice President, Chief Financial & Corporate Development Officer of the Corporation at Suite 900, 630 – 3rd Avenue S.W., Calgary, Alberta T2P 4L4, telephone number: (403) 750-4500, and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	January 15, 2020

SHAW COMMUNICATIONS INC.

$3 Billion

Debt Securities

Class B Non-Voting Participating Shares

Class 1 Preferred Shares

Class 2 Preferred Shares

Warrants

Subscription Receipts

Share Purchase Contracts

Units

Shaw Communications Inc. (“Shaw” or the “Corporation”) may offer and issue from time to time, debt securities (“Debt Securities”), Class B Non-Voting Participating Shares, Class 1 Preferred Shares, Class 2 Preferred Shares (collectively, “Equity Securities”), warrants to purchase Equity Securities or Debt Securities (“Warrants”), subscription receipts (“Subscription Receipts”), share purchase contracts (“Share Purchase Contracts”) and units (“Units” and, together with the Debt Securities, Equity Securities, Warrants, Subscription Receipts and Share Purchase Contracts, “Securities”) of up to $3 billion aggregate initial offering price of Securities (or the equivalent thereof in one or more foreign currencies) during the 25 month period that this short form base shelf prospectus, including any amendments hereto (the “Prospectus”), is valid. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, terms for redemption or retraction (if any), exchange or conversion terms (if any), whether the debt is senior or subordinated, and any other terms specific to the Debt Securities being offered; (ii) in the case of Equity Securities, the designation of the particular class and series, the number of shares offered, the offering price, dividend rate (if any), and any other terms specific to the Equity Securities being offered; (iii) in the case of Warrants, the offering price, designation, number and terms of the Equity Securities or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and any other terms specific to the Warrants being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the exchange of the Subscription Receipts into Equity Securities and/or other securities of the Corporation, and any other terms specific to the Subscription Receipts being offered; (v) in the case of Share Purchase Contracts, the number of Share Purchase Contracts offered, the offering price, and any other terms specific to the Share Purchase Contracts being offered; and (vi) in the case of Units, the number of Units offered, the offering price, the Securities comprising the Units, and any other terms specific to the Units being offered.

Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities. For the purpose of calculating the Canadian dollar equivalent of the aggregate principal amount of Securities issued under this Prospectus from time to time, Debt Securities denominated in, and other Securities denominated or issued in, a currency (the “Securities Currency”) other than Canadian dollars will be translated into Canadian dollars at the date of the pricing of the offering of such Securities using the spot wholesale transactions buying rate of the Bank of Canada for the purchase of Canadian dollars with the Securities Currency in effect as of noon (Toronto time) on the date of issue of such Securities.

Shaw’s Class B Non-Voting Participating Shares are listed on the Toronto Stock Exchange under the symbol SJR.B and the New York Stock Exchange under the symbol SJR. Shaw’s Cumulative Redeemable Rate Reset Class 2 Preferred Shares, Series A are listed on the Toronto Stock Exchange under the symbol SJR.PR.A. Shaw’s Cumulative Redeemable Floating Rate Class 2 Preferred Shares, Series B are listed on the Toronto Stock Exchange under the symbol SJR.PR.B. There is currently no market through which the Debt Securities, Class 1 Preferred Shares, Class 2 Preferred Shares (other than the Cumulative Redeemable Rate Reset Class 2 Preferred Shares, Series A and the Cumulative Redeemable Floating Rate Class 2 Preferred Shares, Series B), Warrants, Subscription Receipts, Share Purchase Contracts and Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation. See “Risk Factors”.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence in the United States.

Offerings of Securities hereunder are made by Shaw, a foreign private issuer, which is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Shaw has prepared the financial statements incorporated herein by reference in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“Canadian GAAP”), and they are subject to Canadian auditing and auditor independence standards. Thus, they may not be comparable to the financial statements of United States companies.

ii

Prospective investors should be aware that the purchase of Securities may have tax consequences both in the United States and Canada. This Prospectus and any applicable Prospectus Supplement may not describe these tax consequences fully. Investors should consult with their own tax advisors and read the tax discussion in this Prospectus and any applicable Prospectus Supplement.

Enforcement of civil liabilities under United States federal securities laws may be affected adversely by the fact that Shaw is incorporated in Alberta, Canada, most of its officers and directors and most of the experts named in this Prospectus are residents of Canada, and all or a substantial portion of the assets of Shaw and said persons are located in Canada or other jurisdictions outside the United States.

Shaw may offer and sell Securities to or through underwriters or dealers purchasing as principals and also may offer and sell certain Securities directly to other purchasers or through agents. A Prospectus Supplement relating to each issue of Securities offered thereby will identify each underwriter, dealer or agent engaged by Shaw in connection with the sale of such issue and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including to the extent applicable, the proceeds to Shaw and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

No underwriter or dealer in Canada or the United States has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Shaw’s head and registered office is at Suite 900, 630 – 3rd Avenue S.W., Calgary, Alberta, T2P 4L4.

iii

ABOUT THIS PROSPECTUS

In this Prospectus, unless otherwise specified or the context otherwise requires, references to “Shaw”, the “Corporation”, “us”, “we” or “our” mean Shaw Communications Inc. and its consolidated subsidiaries. Unless otherwise specified, all dollar amounts contained herein are expressed in Canadian dollars, and references to “dollars”, “Cdn$” or “$” are to Canadian dollars. All financial information included and incorporated by reference in this Prospectus is determined using Canadian GAAP.

This Prospectus is part of a registration statement on Form F-10 (“U.S. Registration Statement”) relating to our Securities that we filed with the SEC. Under the U.S. Registration Statement, we may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of $3 billion. This Prospectus, which constitutes part of the U.S. Registration Statement, provides you with a general description of the Securities that we may offer. Each time we sell Securities under the U.S. Registration Statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Where You Can Find More Information”. This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. U.S. persons should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to Shaw and the Securities.

Shaw prepares its consolidated financial statements in accordance with Canadian GAAP, which may differ from generally accepted accounting principles which are in effect from time to time in the United States (“U.S. GAAP”). Therefore, the consolidated financial statements of Shaw incorporated by reference in this Prospectus, in any applicable Prospectus Supplement and in the documents incorporated by reference in this Prospectus or in any applicable Prospectus Supplement may not be comparable to financial statements prepared in accordance with U.S. GAAP.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Executive Vice President, Chief Financial & Corporate Development Officer of Shaw Communications Inc., Suite 900, 630 — 3rd Avenue S.W., Calgary, Alberta, T2P 4L4 (telephone (403) 750-4500) or by accessing the Corporation’s disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) which may be accessed at www.sedar.com.

In addition to its continuous disclosure obligations under the securities laws of the provinces of Canada, Shaw is subject to certain of the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under MJDS, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, Shaw is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Shaw’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Shaw is not required to publish financial statements as promptly as U.S. companies. You may read any document Shaw furnishes to the SEC at the SEC’s public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street N.E., Washington D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. As well, a free copy of any public document filed by Shaw with the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system is available from the SEC’s website at www.sec.gov.

Under the short form prospectus system adopted by the securities commissions and other regulatory authorities in each of the provinces of Canada and under MJDS, we are permitted to incorporate by reference the information we file with securities commissions in Canada, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. The following documents were filed with the securities commission or other similar authority in each of the provinces of Canada and are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)	the annual information form (“AIF”) of Shaw dated November 27, 2019;

(b)

the audited consolidated statements of financial position as at August 31, 2019 and 2018, and the statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, together with the auditors’ report thereon;

(c)	the management’s discussion and analysis of the financial condition and operations (“MD&A”) of Shaw with respect to the year ended August 31, 2019;

(d)	the management proxy information circular dated November 26, 2019 relating to the annual general meeting of shareholders of Shaw held on January 14, 2020;

(e)

the unaudited consolidated statements of financial position as at November 30, 2019 and the statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the three-month period ended November 30, 2019; and

(f)	the MD&A of Shaw with respect to the three-month period ended November 30, 2019.

Any documents of the type referred to in the preceding paragraph, or similar material, including all annual information forms, all information circulars, all annual and interim financial statements and management’s discussion and analysis relating thereto, all material change reports (excluding confidential material change reports, if any), all business acquisition reports and all updated earnings coverage ratio information, filed by Shaw with securities commissions or similar authorities in the relevant provinces of Canada subsequent to the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference into this Prospectus. Shaw also incorporates by reference into the U.S. Registration Statement of which this Prospectus forms a part any future information Shaw files with or furnishes to the SEC pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act until Shaw sells all of the Securities, except (i) that any section of any annual information form, filed as an exhibit to an Annual Report on Form 40-F, entitled

“Ratings” or another similar caption shall not be deemed incorporated by reference into the U.S. Registration Statement of which this Prospectus forms a part, and (ii) that any Report on Form 6-K shall be so incorporated only if and to the extent expressly provided in such Report.

A Prospectus Supplement containing the specific variable terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this Prospectus. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

Upon a new annual information form and related annual financial statements and management’s discussion and analysis relating thereto being filed with and, where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, annual and interim financial statements and management’s discussion and analysis relating thereto and material change reports filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management proxy circular relating to an annual meeting of shareholders of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of shareholders shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the U.S. Registration Statement of which this Prospectus forms a part. We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law.

FORWARD-LOOKING STATEMENTS

Statements included in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein that are not historic constitute “forward-looking information” within the meaning of applicable securities laws. These statements can generally be identified by words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “target”, “goal” and similar expressions (although not all forward-looking statements contain such words). All of the forward-looking statements made in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein are qualified by this cautionary statement and by the cautionary statements contained in the AIF and the MD&A under the heading “Caution Concerning Forward-Looking Statements”.

Forward-looking statements are based on assumptions and analyses made by Shaw in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances at the time. These assumptions, many of which are confidential, include those that are disclosed in the AIF and in the MD&A under the heading “Caution Concerning Forward-Looking Statements”.

You should not place undue reliance on any forward-looking statements. Many factors, including those not within Shaw’s control, may cause Shaw’s actual results to be materially different from the views expressed or implied by such forward-looking statements, including, but not limited to, the factors described or incorporated by reference in this Prospectus under the heading “Risk Factors”.

Any forward-looking statement in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein, speaks only as of the date on which it was originally made and, except as required by law, Shaw expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect any change in related assumptions, events, conditions or circumstances.

For further information regarding forward-looking statements, see the sections titled “Caution Concerning Forward-Looking Statements” in the AIF and in the MD&A.

BUSINESS OF THE CORPORATION

Shaw Communications Inc. is a leading Canadian connectivity company. The Wireline division consists of Consumer and Business services. Consumer serves residential customers with broadband Internet, Shaw Go WiFi, video and digital phone. Business provides business customers with Internet, data, WiFi, digital phone, and video services. The Wireless division provides wireless voice and LTE data services through an expanding and improving mobile wireless network infrastructure.

For further information relating to the business of Shaw, please refer to the AIF incorporated by reference into this Prospectus. Shaw’s executive offices are at Suite 900, 630 — 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 4L4; telephone number (403) 750-4500.

USE OF PROCEEDS

The use of proceeds relating to the sale of Securities will be set forth in the applicable Prospectus Supplement.

EARNINGS COVERAGE

The following earnings coverage ratios have been calculated for the twelve-month periods ended August 31, 2019 and November 30, 2019. These earnings coverage ratios give pro forma effect to the issuance, repayment and redemption of all long-term debt of Shaw since August 31, 2018 and/or November 30, 2018, as applicable, including: (i) the issuance of the $500 million principal amount of 3.80% senior notes due November 2, 2023; (ii) the issuance of the $500 million principal amount of 4.40% senior notes due November 2, 2028; (iii) the repayment at maturity of $1.25 billion principal amount of 5.65% senior notes due October 1, 2019; (iv) the issuance of $500 million principal amount of 3.30% senior notes due December 10, 2029; (v) the issuance of $300 million principal amount of 4.25% senior notes due December 9, 2049; (vi) the redemption of $500 million principal amount of 5.50% senior notes due December 7, 2020; and (vii) the redemption of $300 million principal amount of 3.15% senior notes due February 19, 2021. The earnings coverage ratios do not give effect to the issuance of any Debt Securities or preferred shares (including Debt Securities or preferred shares purchasable on exercise of Warrants or included in Units, Debt Securities or preferred shares issuable pursuant to an exchange of Subscription Receipts or preferred shares purchasable under Share Purchase Contracts) that may be issued pursuant to this Prospectus and any Prospectus Supplement, and does not purport to be indicative of earnings coverage ratios for any future periods.

	Twelve Months Ended
	August 31, 2019	November 30, 2019
Ratio of earnings coverage to interest(1)	5.04	4.59

Notes:

(1)

Effective September 1, 2019, Shaw adopted IFRS 16. We have not restated prior periods to give retrospective effect to the impact of IFRS 16. For the three months ended November 30, 2019, Shaw’s interest and dividend requirements includes interest on lease liabilities to give effect to the adoption of IFRS 16 effective as of September 1, 2019.

Shaw’s aggregate interest and dividend requirements, adjusted to a before tax equivalent using an effective income tax rate of 27%, amounted to approximately $220 million for the 12 months ended August 31, 2019 and approximately $237 million for the 12 months ended November 30, 2019. Shaw’s income before interest and income tax for the 12 months ended August 31, 2019 was approximately $1.109 billion, which is 5.04 times Shaw’s aggregate interest and dividend requirements for this period. Shaw’s income before interest and income tax for the 12 months ended November 30, 2019 was approximately $1.087 billion, which is 4.59 times Shaw’s aggregate interest and dividend requirements for this period.

If Shaw offers Debt Securities having a term to maturity in excess of one year or preferred shares under this Prospectus, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities or preferred shares.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any Debt Securities.

Debt Securities may be issued under an amended and restated trust indenture dated as of November 5, 2010 (the “Trust Indenture”) entered into between the Corporation and Computershare Trust Company of Canada, as trustee (the “Trustee”). Debt Securities may also be issued under a trust indenture to be entered into among the Corporation, Computershare Trust Company, N.A., as United States trustee (the “US Trustee”) and the Trustee, as Canadian trustee, (the “US Trust Indenture”).

In addition, Debt Securities may be issued under any other indentures between Shaw and a trustee or trustees as may be described in a Prospectus Supplement for such Debt Securities.

Canadian Trust Indenture

The following is a description of the material terms of the Trust Indenture as they pertain to Debt Securities. A copy of the Trust Indenture has been filed by Shaw with the securities commission or similar regulatory authority in each of the provinces of Canada and is available electronically at www.sedar.com.

For the purposes of this summary only, the term “Corporation” refers to Shaw Communications Inc. and not to any of its subsidiaries. Other capitalized terms are as defined in the Trust Indenture (unless otherwise defined herein). Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

General

The Trust Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series. Specific terms and conditions which apply to such series will be set out in a supplement to the Trust Indenture. The Debt Securities will be direct, unconditional and, unless otherwise indicated in the relevant Prospectus Supplement, unsecured obligations of the Corporation. The Trust Indenture does not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Debt Securities may be denominated and payable in foreign currencies. The Trust Indenture also permits Shaw to increase the principal amount of any series of Debt Securities previously issued and to issue up to that increased principal amount.

The Prospectus Supplement relating to the particular Debt Securities offered thereby will describe the terms of such Debt Securities, including to the extent applicable:

(a)	the specific designation, aggregate principal amount and denominations of such Debt Securities;

(b)	the price at which such Debt Securities will be issued or whether such Debt Securities will be issued on a non-fixed price basis;

(c)

the date or dates on which such Debt Securities will mature and the portion (if less than all of the principal amount) of such Debt Securities to be payable upon declaration of an acceleration of maturity;

(d)

the currency or currencies in which such Debt Securities are being sold and in which the principal of (and premium, if any), and interest, if any, on such Debt Securities will be payable, whether the Holder of any such Debt Securities or the Corporation may elect the currency in which payments thereon are to be made and, if so, the manner of such election;

(e)

whether such Debt Securities are interest bearing and, in the case of interest bearing Debt Securities, the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any;

(f)

the date from which interest, if any, on such Debt Securities, whether payable in cash, in kind, or in shares, will accrue, the date or dates on which such interest will be payable and the date on which payment of such interest will commence;

(g)

the dates on which and the price or prices at which such Debt Securities will, pursuant to any required repayment provisions, or may, pursuant to any repurchase or redemption provisions, be repurchased, redeemed or repaid and the other terms and provisions of any such optional repurchase or redemption or required repayment;

(h)	any special provisions for the payment of additional interest with respect to such Debt Securities;

(i)	any additional covenants included for the benefit of Holders of such Debt Securities;

(j)	the general terms or provisions, if any, pursuant to which such Debt Securities are to be guaranteed or secured;

(k)	any additional events of default provided with respect to such Debt Securities;

(l)	any exchange on which such Debt Securities will be listed;

(m)	terms for any conversion or exchange of such Debt Securities into other securities;

(n)

the extent and manner, if any, to which payment on or in respect of such Debt Securities will be senior to, or will be subordinated to the prior payment of, other liabilities and obligations of the Corporation;

(o)

whether such Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of such Debt Securities in bearer form and as to exchanges between registered and bearer form;

(p)

whether such Debt Securities will be issuable in the form of one or more registered global debt securities (“Registered Global Debt Securities”) and, if so, the identity of the Depository for those Registered Global Debt Securities;

(q)	any index pursuant to which the amount of payments of principal of and any premium and interest on such Debt Securities will or may be determined;

(r)	any special tax implications of or any special tax provision, or indemnities relating to such Debt Securities; and

(s)	any other material terms of such Debt Securities.

Unless otherwise indicated in the applicable Prospectus Supplement, the Trust Indenture does not afford the Holders the right to tender Debt Securities to Shaw for repurchase, or provide for any increase in the rate or rates of interest per annum at which the Debt Securities will bear interest.

In compliance with applicable Canadian securities laws, we have filed an undertaking with the securities commissions or equivalent regulatory authority in each province of Canada (the “Commissions”) that we will not distribute any Debt Securities that are considered novel specified derivatives (as such terms are defined under applicable Canadian securities laws) at the time of distribution without pre-clearing with the Commissions the disclosure contained in the Prospectus Supplements pertaining to such Debt Securities.

Payment

Unless otherwise specified in the applicable Prospectus Supplement, payment of principal of (and premium, if any) on Debt Securities will be made in the designated currency against surrender of such Debt Securities at the office of the Trustee in Calgary, Alberta. Unless otherwise indicated in the Prospectus Supplement related thereto, payment of any instalment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered immediately prior to the close of business on the record date for such interest by electronic funds transfer.

Certain Covenants

The Trust Indenture contains among others, the following covenants:

Limitation on Liens

So long as any Debt Securities are outstanding, the Corporation will not, and will not permit any Subsidiary of the Corporation to, create, incur or assume any Lien securing any indebtedness for borrowed money or interest thereon of the Corporation or such Subsidiary (or any liability of the Corporation or such Subsidiary under any guarantee or endorsement or other instrument under which the Corporation or such Subsidiary is contingently liable, either directly or indirectly, for borrowed money or interest thereon), other than Permitted Liens, without also simultaneously or prior thereto securing, or causing such Subsidiary to secure, indebtedness under the Trust Indenture so that the Debt Securities are secured equally and ratably with or prior to such other indebtedness or liability for so long as such other indebtedness or liability remains secured.

“Permitted Liens” of any Person at any particular time means:

(i)	Liens existing on the date of the Trust Indenture;

(ii)	any Lien in favour of a Governmental Authority in connection with the operations of such Person or any Subsidiary of such Person and not in respect of the financing thereof;

(iii)	Liens in favour of such Person or a Wholly-Owned Subsidiary of such Person (but only so long as it is a Wholly-Owned Subsidiary of such Person);

(iv)

any Lien in respect of any Purchase Money Obligation, but only to the extent that such Lien does not extend to any property other than the property acquired, constructed or improved in connection with the creation, assumption or incurrence of such Purchase Money Obligation and the proceeds of such property;

(v)	Liens on property or assets existing at the time of acquisition thereof by such Person, provided that such Liens were not incurred in anticipation of such acquisition;

(vi)

Liens on property or assets of a Person existing at the time it becomes a Subsidiary of such Person, or is liquidated or merged into, or amalgamated or consolidated with, such Person or a Subsidiary of such Person or at the time of the sale, lease or other disposition to such Person or a Subsidiary of such Person of all or substantially all of its properties and assets;

(vii)

any renewal, refunding or extension of any Lien referred to in the foregoing clauses (i) through (vi), inclusive; provided that the principal amount of indebtedness secured thereby after such renewal, refunding or extension is not increased and the Lien is limited to the property or assets originally subject thereto and any improvements thereon;

(viii)

Liens securing Debt permitted to be incurred under clause (7) of the covenant described below under “Limitation on Debt and Preferred Stock of Subsidiaries”; provided that any such Lien is limited to the property or assets of the Subsidiary incurring or issuing such Debt and the shares in the capital of, or other ownership interests in, such Subsidiary;

(ix)	[Intentionally Deleted]

(x)

Liens securing Non-Recourse Debt, the principal amount of which is exchangeable for the securities of or ownership interests in another Person; provided that any such Lien extends to or covers only such securities or ownership interests and the proceeds thereof underlying such Non-Recourse Debt; and

(xi)

Liens securing indebtedness not secured by Liens referred to in the foregoing clauses (i) through (x) inclusive, in an aggregate principal amount, together with the Attributable Value of any Sale and Leaseback Transactions entered into pursuant to clause (i) of the covenant described below under “Limitation on Sale and Leaseback Transactions” and any Debt or Preferred Stock incurred or issued pursuant to clause (1) of the covenant described below under “Limitation on Debt and Preferred Stock of Subsidiaries”, not to exceed, as of the date of determination, 15% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions

So long as any Debt Securities are outstanding, the Corporation will not, and will not permit any Subsidiary of the Corporation to, enter into any Sale and Leaseback Transaction with any Person (other than the Corporation or a Wholly-Owned Subsidiary of the Corporation) unless the Corporation or such Subsidiary receives fair value for the property sold or transferred as determined by the Board of Directors of the Corporation and either (i) the Attributable Value in respect of all leases relating to Sale and Leaseback Transactions entered into pursuant to this clause (i), together with all indebtedness secured by a Lien pursuant to clause (xi) of the definition of “Permitted Lien” as set forth in the “Limitation on Liens” covenant and Debt and Preferred Stock incurred or issued pursuant to clause (1) of the “Limitation on Debt and Preferred Stock of Subsidiaries” covenant below, does not exceed, as of the date of determination, 15% of Consolidated Net Tangible Assets or (ii) the Corporation or such Subsidiary shall apply, within 180 days of the consummation of such Sale and Leaseback Transaction, an amount equal to the Attributable Value in respect of the leases relating to such Sale and Leaseback Transaction to (a) the redemption, retirement or defeasance of the Debt Securities or other indebtedness of the Corporation or such Subsidiary with a maturity of greater than one year and ranking pari passu with the Debt Securities or (b) the purchase of property substantially similar to the property sold or transferred as determined by the Board of Directors.

Limitation on Debt and Preferred Stock of Subsidiaries

So long as any Debt Securities are outstanding, the Corporation may not permit any Subsidiary to create, issue, assume, guarantee, or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, “incur”) any Debt or issue any Preferred Stock except:

(1)

Debt and Preferred Stock in an aggregate principal or face amount, together with indebtedness secured by a Lien pursuant to clause (xi) of the “Limitation on Liens” covenant and the Attributable Value of any Sale and Leaseback Transactions entered into pursuant to clause (i) of the “Limitation on Sale and Leaseback Transactions” covenant, not to exceed, as of the date of determination, 15% of the Consolidated Net Tangible Assets of the Corporation, excluding any Debt and Preferred Stock described in clauses (2) through (9), inclusive, below;

(2)	Debt and Preferred Stock outstanding on the date of the Trust Indenture after giving effect to the application of the proceeds of the Debt Securities;

(3)

Debt incurred or Preferred Stock issued to and held by the Corporation or a Wholly-Owned Subsidiary of the Corporation (provided that such Debt or Preferred Stock is at all times held by the Corporation or a Wholly-Owned Subsidiary of the Corporation);

(4)

Debt incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Subsidiary of the Corporation, (B) such Person merges into or consolidates or amalgamates with a Subsidiary of the Corporation or (C) another Subsidiary of the Corporation merges into or consolidates or amalgamates with such Person (in a transaction in which such Person becomes a Subsidiary of the Corporation), which Debt or Preferred Stock was not incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

(5)	Purchase Money Obligations;

(6)

Debt or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance or refund, any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (2), (4) and (5) above (or any extension or renewal thereof), in an aggregate principal amount, in the case of Debt, or liquidation preference, in the case of Preferred Stock, not to exceed the principal amount or liquidation preference of the Debt or Preferred Stock, respectively, so exchanged, refinanced or refunded, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Preferred Stock so exchanged, refinanced or refunded or the amount of any premium reasonably determined by the Corporation as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, and plus the amount of expenses of the Corporation and the Subsidiary incurred in connection with such refinancing;

(7)	Non-Recourse Debt or Preferred Stock which is:

(A)	incurred or issued by a non-wholly-owned Subsidiary of the Corporation that is itself a public company (or by a Subsidiary of such a Subsidiary);

(B)	incurred or issued by a Subsidiary of the Corporation that does not own or operate, directly or indirectly, a Cable Television System or a Satellite DTH Business; or

(C)

incurred or issued by a Subsidiary of the Corporation that owns or operates, directly or indirectly, a Satellite DTH Business (the “Disposition Entity”) in anticipation of the Disposition Entity ceasing to be a Subsidiary of the Corporation; provided that within a period of six months after such Debt is first issued or incurred (i) the Disposition Entity is no longer a Subsidiary of the Corporation, (ii) such Debt has been repaid or the Disposition Entity has otherwise been released from all obligations with respect thereto, or (iii) the Disposition Entity would be entitled to incur or issue such Debt or Preferred Stock in accordance with the “Limitation on Debt and Preferred Stock of Subsidiaries” covenant described herein without reference to this clause 7(C);

(8)	Non-Recourse Debt which is exchangeable for the securities of or ownership interests in another Person in satisfaction of the principal amount thereof; and

(9)	Debt incurred under a Permitted Subsidiary Guarantee.

Consolidation, Amalgamation, Merger and Sale of Assets

The Corporation may not consolidate or amalgamate with or merge into any other Person, or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless (1) the Person formed by such consolidation or amalgamation or into which the Corporation is merged or the Person which shall have acquired or leased all such properties or assets shall be a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof or the United States, any state thereof or the District of Columbia, and shall expressly assume the Corporation’s obligations for the due and punctual payment of the principal of and premium, if any, and interest on the Debt Securities and the performance and observance of every covenant of the Trust Indenture on the part of the Corporation to be performed and (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

If, as a result of any such transaction, any properties or assets of the Corporation or any Subsidiary of the Corporation become subject to a Lien, then, unless such Lien could be created, incurred or assumed pursuant to the Trust Indenture provisions described under the “Limitation on Liens” covenant above without equally and rateably securing the Debt Securities, the Corporation, simultaneously with or prior to such transaction, will cause the Debt Securities to be secured equally and rateably with or prior to the indebtedness secured by such Lien for so long as such indebtedness is secured thereby.

Payment of Additional Amounts

All payments made by or on behalf of the Corporation under or with respect to the Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any other Governmental Authority therein or thereof having power to tax (“Canadian Taxes”) unless the Corporation is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Corporation is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debt Securities, the Corporation will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Debt Securities after such withholding or deduction (including with respect to Additional Amounts) will not be less than the amount the Holder of Debt Securities would have received if such Canadian Taxes had not been withheld or deducted (a similar indemnity will also be provided to Holders of Debt Securities that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder of Debt Securities (an “Excluded Holder”) in respect of the beneficial owner thereof (i) with which the Corporation does not deal at arm’s length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment, (ii) which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes or (iii) which is subject to such Canadian Taxes by reason of its carrying on business in or being connected in any way with Canada or any province or territory thereof otherwise than by the mere holding of Debt Securities or the receipt of payment thereunder. The Corporation will make such withholding or deduction and remit the full amount deducted or withheld to the relevant

Governmental Authority as and when required in accordance with applicable law. The Corporation will pay all taxes, interest and other liabilities which arise by virtue of any failure of the Corporation to withhold, deduct and remit to the relevant Governmental Authority on a timely basis the full amounts required in accordance with applicable law. The Corporation will furnish to the Holders of the Debt Securities, other than an Excluded Holder, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Corporation.

The foregoing obligations shall survive any termination, defeasance or discharge of the Trust Indenture.

Events of Default

The following are summaries of Events of Default under the Trust Indenture with respect to the Debt Securities: (a) default in the payment of the principal of (or premium, if any, on) any Debt Security at its Stated Maturity; (b) default in the payment of any interest (including Additional Amounts) on any Debt Security when it becomes due and payable, and continuance of such default for a period of 30 days; (c) default in the performance, or breach, of any covenant or warranty of the Corporation in the Trust Indenture in respect of the Debt Securities (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in the Trust Indenture), and continuance of such default or breach for a period of 60 days after written notice thereof to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of all such affected series then Outstanding (voting as one class); (d) failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity of, (i) indebtedness for borrowed money of the Corporation, or (ii) indebtedness for borrowed money (other than Non-Recourse Debt permitted by clause (7) of the “Limitation and Debt and Preferred Stock of Subsidiaries” covenant above) of any Subsidiary of the Corporation which is a “major subsidiary” (as such term is defined in National Instrument 55-104 of the Canadian Securities Administrators), in either case having an aggregate principal amount outstanding in excess of $75 million; and (e) certain events in bankruptcy, insolvency or reorganization affecting the Corporation.

If an Event of Default occurs and is continuing with respect to the Debt Securities, then and in every such case, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of all affected series then Outstanding (voting as one class) may declare the entire principal amount of all Debt Securities and all interest thereon to be immediately due and payable. However, at any time after a declaration of acceleration with respect to any Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in aggregate principal amount of the Debt Securities of all affected series then Outstanding (voting as one class) may, except in certain circumstances, by written notice to the Corporation and the Trustee rescind and annul such acceleration.

The Trust Indenture provides that, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Trust Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Trust Indenture, the Holders of a majority in aggregate principal amount of the Debt Securities of all affected series then Outstanding (voting as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities.

No Holder of a Debt Security will have any right to institute any proceeding with respect to the Trust Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such Holder has previously given to, or received from, the Trustee written notice of a continuing Event of Default with respect to the Debt Securities, (b) the Holders of at least 25% in aggregate principal amount of the Debt Securities of all affected series then Outstanding (voting as one class) have made a written request to the Trustee, and such Holder or Holders have offered reasonable indemnity to the Trustee, to institute such proceeding as trustee, and (c) the Trustee has failed to institute such proceeding and has not received from the Holders of a majority in aggregate principal amount of the Debt Securities of all affected series then Outstanding (voting as one class) a direction inconsistent with such request within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by the Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

The Corporation will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Corporation is in compliance in all material respects with all conditions and covenants of the Trust Indenture and, if not, specifying all such known defaults.

Defeasance

The Trust Indenture provides that, at the option of the Corporation, the Corporation will be discharged from any and all obligations in respect of the Debt Securities of any series then Outstanding (except with respect to the authentication, transfer, exchange or replacement of Debt Securities or the maintenance of a Place of Payment and certain other obligations set forth in the Trust Indenture) upon irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered professional accountants to pay the principal of and premium, if any, and each instalment of interest, on such Outstanding Debt Securities (“Defeasance”). Such trust may only be established if among other things (a) the Corporation has delivered to the Trustee an Opinion of Counsel in the United States (who may be independent counsel for the Corporation) stating that (i) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of the Trust Indenture, there has been a change or clarification in the applicable United States federal income tax law, in either case to the effect that the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; (b) the Corporation has delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Canada Revenue Agency to the effect that the Holders of the Debt Securities of that series will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of such Outstanding Debt Securities include Holders who are not resident in Canada); (c) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing; (d) the Corporation is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada); (e) the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended; and (f) other customary conditions precedent are satisfied. The Corporation may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described in the following paragraph if the Corporation meets the conditions described in the preceding sentence at the time the Corporation exercises the Defeasance option.

The Trust Indenture provides that, at the option of the Corporation, unless and until the Corporation has exercised its Defeasance option described in the preceding paragraph, the Corporation may omit to comply with the “Limitation on Liens”, “Limitation on Sale and Leaseback Transactions” and “Limitation on Debt and Preferred Stock of Subsidiaries” covenants and certain other covenants and such omission shall not be deemed to be an Event of Default under the Trust Indenture with respect to that series of Debt Securities upon irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest, on such Outstanding Debt Securities (“Covenant Defeasance”). If the Corporation exercises its Covenant Defeasance option, the obligations under the Trust Indenture other than with respect to such covenants and the Events of Default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things, (a) the Corporation has delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (b) the Corporation has delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Canada Revenue Agency to the effect that the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of such Outstanding Debt Securities include Holders who are not resident in Canada); (c) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing; (d) the Corporation is not an “insolvent person”

within the meaning of the Bankruptcy and Insolvency Act (Canada); (e) the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended; and (f) other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Trust Indenture and to the Debt Securities thereunder may be made by the Corporation and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the Debt Securities of each series Outstanding and affected (voting as one class) or a majority in principal amount of Debt Securities then Outstanding and affected by the modification or amendment voted at a duly constituted meeting at which the Holders of more than 10% in principal amount of Debt Securities thereby affected are present, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Trust Indenture or modify in any manner the rights of the Holders of the Debt Securities of each such affected series; provided however, that no such modification or amendment may, without the consent of the Holders of all Debt Securities then Outstanding and affected thereby or the consent of 100% of the principal amount of the Holders of Debt Securities affected thereby voted at a duly constituted meeting, (a) change the Stated Maturity of the principal of, or any instalment of interest, on such Debt Securities, (b) reduce the principal amount of, or the premium, if any, or interest, on such Debt Securities, (c) reduce the amount of principal of such Debt Securities payable upon acceleration of the Stated Maturity thereof, (d) change the Place of Payment for such Debt Securities, (e) change the currency or currency unit of payment of principal of (or premium, if any), or interest on, such Debt Securities, (f) impair the right to institute suit for the enforcement of any payment on or with respect to such Debt Securities, (g) reduce the percentage of principal amount of Debt Securities of the affected series then Outstanding, the consent of the Holders of which is required for modification or amendment of the Trust Indenture or for waiver of compliance with certain provisions of the Trust Indenture or for waiver of certain defaults or (h) modify any provisions of the Trust Indenture relating to the modification and amendment of the Trust Indenture or the waiver of past defaults or covenants except as otherwise specified in the Trust Indenture. The Trust Indenture or the Debt Securities may be amended or supplemented, without the consent of any Holder of Debt Securities, to cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of any Holders of Debt Securities.

The Holders of a majority in aggregate principal amount of the Debt Securities of all series at the time Outstanding (voting as one class) or a majority in principal amount of Debt Securities then Outstanding and affected by the waiver voted at a duly constituted meeting at which the Holders of more than 10% in principal amount of Debt Securities affected thereby are present, may on behalf of the Holders of all affected Debt Securities waive compliance by the Corporation with certain restrictive provisions of the Trust Indenture. The Holders of a majority in aggregate principal amount of Debt Securities of all series at the time Outstanding with respect to which a default or breach of an Event of Default shall have occurred and be continuing (voting as one class) or a majority in principal amount of Debt Securities then Outstanding and affected by the waiver voted at a duly constituted meeting at which the Holders of more than 10% in principal amount of Debt Securities affected thereby are present may, on behalf of the Holders of all such affected Debt Securities, waive any past default or breach or Event of Default and its consequences under the Trust Indenture, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Security or in respect of a provision which under the Trust Indenture cannot be modified or amended without the consent of the Holder of each Debt Security affected or the consent of 100% of the principal amount of the Holders of Debt Securities then Outstanding and affected thereby voted at a duly constituted meeting.

Governing Law

The Trust Indenture is, and the Debt Securities issued thereunder will be, governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Consent to Jurisdiction and Service

Under the Trust Indenture, the Corporation has appointed CT Corporation System as its authorized agent for service of process in any suit or proceeding arising out of or relating to the Trust Indenture or the Debt Securities issued thereunder for actions brought under United States federal or state securities laws in any federal or state court located in the City of New York, and has submitted to the non-exclusive jurisdiction of such courts.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Trust Indenture. Reference is made to the Trust Indenture for the full definition of all such terms.

“Attributable Value” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension option held by the lessee), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with Canadian GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labour costs and similar charges.

“Cable Television System” means the business of carrying on a licensed cable distribution undertaking under the Broadcasting Act (Canada).

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of corporate stock of such Person, including, in the case of an unincorporated entity, securities of such Person entitled to rights similar to those of corporate stock.

“Consolidated Net Tangible Assets” means the total amount of assets of any Person on a consolidated basis, after deducting therefrom (i) all current liabilities (excluding any Debt classified as a current liability), (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discounts and financing costs and all other like intangible assets (excluding any broadcast or spectrum licenses or permits in respect of Cable Television Systems, direct-to-home services, satellite services, telephony services or wireless telephony services) and (iii) appropriate adjustments on account of minority interests of other Persons holding shares of the Subsidiaries of such Person, all as set forth in the most recent consolidated balance sheet of such Person prepared in accordance with Canadian GAAP (but, in any event, as of a date within 150 days of the date of determination).

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination, (vi) every payment obligation under interest rate or currency protection agreements of such Person, payment of which could not be considered as interest in accordance with Canadian GAAP and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; but shall exclude for all purposes any lease liability of such Person.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Debt Securities.

“Governmental Authority” means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have the meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Lien” means, with respect to any properties or assets, any mortgage or deed of trust, pledge, hypothecation, assignment for security, deposit arrangement, security interest, lien, charge or other security agreement or encumbrance of any kind or nature whatsoever on or with respect to such properties or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing but excluding for all purposes the reversionary or similar interest of a lessor in the property subject to the relevant lease).

“Non-Recourse Debt” means Debt (a) for which none of the Corporation or any Subsidiary of the Corporation which owns or operates, directly or indirectly, a Cable Television System, is directly or indirectly liable, unless (i) such liability is expressly subordinated in right of payment to the prior payment of all principal of and interest on the Debt Securities, or (ii) such liability may be satisfied, at the option of the Corporation, by the issuance of Capital Stock which is not Disqualified Stock, and (b) no default with respect to any such Debt would permit the holder of any other Debt of the Corporation or any Subsidiary of the Corporation which owns or operates, directly or indirectly, a Cable Television System to accelerate the maturity of such other Debt.

“Permitted Subsidiary Guarantee” means a Guarantee given by a Subsidiary in favour of holders of Debt, provided that (i) such Debt is permitted to be incurred hereunder and (ii) contemporaneously with entering into any such Permitted Subsidiary Guarantee, such Subsidiary also enters into a Guarantee for the benefit of all holders of Debt Securities and the Trustee (the “Qualifying Guarantee”) which Qualifying Guarantee shall rank pari passu with the Permitted Subsidiary Guarantee and shall apply to all of the obligations outstanding under the Debt Securities and the Trust Indenture from time to time. Any such Qualifying Guarantee may also provide that it shall be released if at any time (i) the Permitted Subsidiary Guarantee has been released, or (ii) the guarantor ceases to be a Subsidiary of the Corporation, unless in either case a Default or an Event of Default has occurred and is continuing at such time.

“Person” means any natural person, corporation, firm, partnership, joint venture or other unincorporated association, trust, government or Governmental Authority.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior to, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person and shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends.

“Purchase Money Obligations” means any monetary obligations created, assumed or incurred prior to, at any time of, or within 12 months after, the acquisition, construction or improvement of any real or tangible personal property in the ordinary course of business for the purpose of financing all or any part of the cost of such acquisition, construction or improvement.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 12 months after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Satellite DTH Business” means the business of carrying on a licensed broadcast distribution undertaking under the Broadcasting Act (Canada) via direct-to-home satellite.

“Stated Maturity” shall mean, with respect to any principal of or accrued interest on a Debt Security, the fixed date or dates specified in the related Prospectus Supplement on which such principal or interest is due and payable.

“Subsidiary” of any Person means a Person more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

Registered Global Debt Securities

The registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Debt Securities which will be registered in the name of and be deposited with a Depository, or its nominee, each of which will be identified in the Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Registered Global Debt Security may not be transferred except as a whole by the Depository for a Registered Global Debt Security to a nominee of that Depository, by a nominee of that Depository to that Depository or another nominee of that Depository or by that Depository or any nominee of that Depository to a successor of that Depository or a nominee of a successor of that Depository.

The specific terms of the depository arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered Global Debt Security will be described in the Prospectus Supplement relating to that series. Shaw anticipates that the following provisions will apply to all depository arrangements.

Upon the issuance of a Registered Global Debt Security, the Depository therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by that Registered Global Debt Security to the accounts of those persons having accounts with that Depository or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of those Debt Securities or by Shaw if those Debt Securities are offered and sold directly by Shaw. Ownership of beneficial interests in a Registered Global Debt Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Debt Security will be shown on, and the transfer of the ownership of those beneficial interests will be effected only through, records maintained by the Depository therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. These depository arrangements and these laws may impair the ability to transfer beneficial interests in a Registered Global Debt Security.

So long as the Depository for a Registered Global Debt Security or its nominee is the registered owner thereof, that Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by that Registered Global Debt Security for all purposes under the Trust Indenture. Except as provided below, owners of beneficial interests in a Registered Global Debt Security will not be entitled to have Debt Securities of the series represented by that Registered Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of that series in definitive form and will not be considered the owners or holders of those Debt Securities under the Trust Indenture.

Principal, premium, if any, and interest payments on a Registered Global Debt Security registered in the name of a Depository or its nominee will be made to that Depository or nominee, as the case may be, as the registered owner of that Registered Global Debt Security.

None of Shaw, the Trustee or any paying agent for Debt Securities of the series represented by that Registered Global Debt Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in that Registered Global Debt Security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Shaw expects that the Depository for a Registered Global Debt Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Registered Global Debt Security as shown on the records of that Depository or its nominee. Shaw also expects that payments by participants to owners of beneficial interests in that Registered Global Debt Security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of those participants.

If the Depository for a Registered Global Debt Security representing Debt Securities of a particular series is at any time unwilling or unable to continue as Depository, or if the Depository is no longer eligible to continue as Depository, and a successor Depository is not appointed by Shaw within 90 days, or if an Event of Default described in clauses (a) or (b) of the first sentence under “Events of Default” with respect to a particular series of Debt Securities has occurred and is continuing, Shaw will issue registered Debt Securities of that series in definitive form in exchange for that Registered Global Debt Security. In addition, Shaw may at any time and in its sole discretion determine not to have the Debt Securities of a particular series represented by one or more Registered Global Debt Securities and, in that event, will issue registered Debt Securities of that series in definitive form in exchange for all of the Registered Global Debt Securities representing the Debt Securities of that series.

US Trust Indenture

The following is a description of certain proposed terms of the US Trust Indenture as they pertain to Debt Securities. A copy of the form of US Trust Indenture has been filed by Shaw with the SEC and is available electronically on the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system at www.sec.gov.

For the purposes of this summary only, the term “Corporation” refers to Shaw Communications Inc. and not to any of its subsidiaries. Other capitalized terms are as defined in the US Trust Indenture (unless otherwise defined herein). Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

General

The US Trust Indenture will provide that Debt Securities may be issued thereunder from time to time in one or more series. Specific terms and conditions which apply to such series will be set out in a supplement to the US Trust Indenture. The Debt Securities will be direct, unconditional and, unless otherwise indicated in the relevant Prospectus Supplement, unsecured obligations of the Corporation. The US Trust Indenture will not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Debt Securities may be denominated and payable in foreign currencies. The US Trust Indenture will also permit Shaw to increase the principal amount of any series of Debt Securities previously issued and to issue up to that increased principal amount.

The US Trust Indenture will contain covenants, events of default, defeasance, and modification and waiver provisions that are substantially similar to the covenants, events of default, defeasance, and modification and waiver provisions discussed above in respect of the Trust Indenture under the heading “Canadian Trust Indenture”. These provisions will be described in detail in any Prospectus Supplement relating to the issuance of Debt Securities under the US Trust Indenture.

The US Trust Indenture and the Debt Securities issued thereunder, will be governed by and construed in accordance with the laws of the State of New York.

The Prospectus Supplement relating to the particular Debt Securities offered thereby will describe the specific terms of such Debt Securities.

Consent to Jurisdiction and Service

Under the US Trust Indenture, the Corporation will appoint CT Corporation System as its authorized agent for service of process in any suit or proceeding arising out of or relating to the US Trust Indenture or the Debt Securities issued thereunder for actions brought under United States federal or state securities laws in any federal or state court located in the City of New York, and has submitted to the non-exclusive jurisdiction of such courts.

Enforceability of United States Judgments in Alberta

Since substantially all of the assets of the Corporation, as well as the assets of a number of the directors and officers of the Corporation, are located outside of the United States, any judgment obtained in the United States against the Corporation or certain of the directors or officers thereof, including judgments with respect to the payment of principal and interest on the Debt Securities, may not be collectible within the United States.

The Corporation has been informed by its Canadian counsel, Dentons Canada LLP, that the laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Alberta on any final and conclusive judgment in personam of any federal or state court located in the State of New York (a “New York Court”) against the Corporation, which judgment is subsisting and unsatisfied for a definite sum of money with respect to the enforceability of the Trust Indenture or the US Trust Indenture and the Debt Securities issued thereunder that is not impeachable as void or voidable under the internal laws of the State of New York, if (i) the New York Court properly assumed jurisdiction over the subject matter or the judgment debtor based upon an assessment of whether the State of New York had a real and substantial connection to the subject matter of the litigation, as recognized by the courts of the Province of Alberta (and such real and substantial connection will likely be recognized by the courts of the Province of Alberta where the Corporation attorns or submits to the jurisdiction of the New York Court, in accordance with the Trust Indenture or the US Trust Indenture, and the New York Court issued a judgment in respect of such matter); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of Canada or the Province of Alberta, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (iii) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding up, moratorium and similar laws and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws in Canada or the Province of Alberta; (iv) no new admissible evidence relevant to the action or new right or defence is discovered prior to the rendering of judgment by the court in the Province of Alberta; (v) interest payable on the Debt Securities is not characterized by a court in the Province of Alberta as interest payable at a criminal rate within the meaning of section 347 of the Criminal Code (Canada); and (vi) the action to enforce such judgment is commenced within the applicable limitation period. Under the Currency Act (Canada), any court in the Province of Alberta may only give judgment in Canadian dollars, and under the laws of Canada or the Province of Alberta, the appropriate date for such conversion when the action is on a foreign judgment may be other than the date of payment of the judgment. The Corporation has been advised by its Canadian counsel, Dentons Canada LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in motions to enforce judgments of the United States courts, of civil liabilities predicated solely upon the United States federal securities laws.

DESCRIPTION OF EQUITY SECURITIES

This section describes the terms of the Equity Securities.

General

The following sets forth the terms and provisions of the existing share capital of the Corporation. The particular terms and provisions of the Equity Securities offered by a Prospectus Supplement and the extent to which these general terms and provisions apply will be described in such Prospectus Supplement. The authorized share capital of Shaw consists of a limited number of Class A Participating Shares (the “Class A Shares”), which are voting; an unlimited number of Class B Non-Voting Participating Shares (the “Class B Non-Voting Shares”); an unlimited number of Class 1 Preferred Shares (the “Class 1 Preferred Shares”), issuable in series; and an unlimited number of Class 2 Preferred Shares (the “Class 2 Preferred Shares”), issuable in series, of which 12,000,000 were designated Cumulative Redeemable Rate Reset Class 2 Preferred Shares, Series A (the “Series A Shares”) and 12,000,000 were designated Cumulative Redeemable Floating Rate Class 2 Preferred Shares, Series B (the “Series B Shares”). As at January 14, 2020, there were 22,372,064 Class A Shares, 493,946,675 Class B Non-Voting Shares, 10,012,393 Series A Shares and 1,987,607 Series B Shares issued and outstanding. For a detailed description of the Series A Shares and Series B Shares, please refer to Shaw’s AIF incorporated by reference into this Prospectus.

Note that the description of specific terms and provisions of any Class 1 Preferred Shares or Class 2 Preferred Shares in a Prospectus Supplement will supplement and may modify or replace the terms and provisions described in this section. If there are differences between a Prospectus Supplement and this Prospectus, the Prospectus Supplement will govern.

Class A Shares and Class B Non-Voting Shares

Authorized Number of Class A Shares

The authorized number of Class A Shares is limited to the lesser of that number of such shares (i) that are currently issued and outstanding; and (ii) that may be outstanding after any conversion of Class A Shares into Class B Non-Voting Shares (subject to certain conversion rights as described below under the heading “Conversion Privileges”).

Voting Rights

The holders of Class A Shares are entitled to one vote per share at all meetings of shareholders. The holders of Class B Non-Voting Shares are entitled to receive notice of, to attend and to speak at all meetings of shareholders but are not entitled to vote thereat except as required by law and except upon any resolution to authorize the liquidation, dissolution and winding-up of Shaw or the distribution of assets among the shareholders of Shaw for the purpose of winding up its affairs, in which event each holder of Class B Non-Voting Shares will be entitled to one vote per share.

Dividends

In general, subject to the rights of any preferred shares outstanding from time-to-time (such as the Series A Shares and Series B Shares), holders of Class A Shares and Class B Non-Voting Shares are entitled to receive such dividends as the Board of Directors determines to declare on a share-for-share basis, as and when any such dividends are declared or paid, except that, for each Dividend Period (as defined below), the aggregate of the dividends (other than stock dividends) declared and paid on each Class A Share shall be $0.0025 per share per annum less than the aggregate of the dividends declared and paid on each Class B Non-Voting Share, subject to proportionate adjustment in the event of any future consolidations or subdivisions of Class A Shares and Class B Non-Voting Shares and in the event of any issue of Class A Shares and Class B Non-Voting Shares by way of stock dividends. A “Dividend Period” is defined as the fiscal year of Shaw or such other period, not to exceed one year, in respect of which the Board of Directors have announced a current policy to declare and pay, or set aside for payment, regular dividends on the Class A Shares and Class B Non-Voting Shares.

Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of Shaw or other distribution of assets of Shaw for the purpose of winding up its affairs, all property and assets of Shaw available for distribution to the holders of Class A Shares and Class B Non-Voting Shares will be paid or distributed equally, share-for-share, to the holders of Class A Shares and Class B Non-Voting Shares without preference or distinction.

Conversion Privileges

Any holder of Class A Shares may, at any time or from time to time, convert any or all Class A Shares held by such holder into Class B Non-Voting Shares on the basis of one Class B Non-Voting Share for each Class A Share so converted. Subject to certain exceptions described below, if an Exclusionary Offer is made, any holder of Class B Non-Voting Shares may, at any time or from time to time during a Conversion Period, convert any or all of the Class B Non-Voting Shares held by such holder into Class A Shares on the basis of one Class A Share for each Class B Non-Voting Share so converted. For the purpose of this paragraph, the following terms have the following meanings:

“Class A Offeror” means a person or company that makes an offer to purchase Class A Shares (the “bidder”), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document to be acting jointly or in concert with the bidder;

“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

“Exclusionary Offer” means an offer to purchase Class A Shares that:

(i)

must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class A Shares are listed, be made to all or substantially all holders of Class A Shares who are residents of a province of Canada to which the requirement applies; and

(ii)

is not made concurrently with an offer to purchase Class B Non-Voting Shares that is identical to the offer to purchase Class A Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Class A Offeror, and in all other material respects (except with respect to the conditions that may be attached to the offer for Class A Shares), and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Class A Shares, and for the purposes of this definition if an offer to purchase Class A Shares is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for this sub-clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Class B Non-Voting Shares;

“Expiry Date” means the last date upon which holders of Class A Shares may accept an Exclusionary Offer;

“Offer Date” means the date on which an Exclusionary Offer is made; and

“Transfer Agent” means the transfer agent for the time being of the Class A Shares.

Subject to the exception below, the conversion right of a holder of Class B Non-Voting Shares shall not come into effect if:

(a)

prior to the time at which the offer is made there is delivered to the Transfer Agent and to the Secretary of Shaw a certificate or certificates signed by or on behalf of one or more shareholders of Shaw owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Class A Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Class A Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

(i)

tender any shares in acceptance of any Exclusionary Offer without giving the Transfer Agent and the Secretary of Shaw written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

(ii)	make any Exclusionary Offer;

(iii)	act jointly or in concert with any person or company that makes any Exclusionary Offer; or

(iv)

transfer any Class A Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the Transfer Agent and the Secretary of Shaw written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class A Shares transferred or to be transferred to each transferee; or

(b)

as of the end of the seventh day after the Offer Date there has been delivered to the Transfer Agent and to the Secretary of Shaw a certificate or certificates signed by or on behalf of one or more shareholders of Shaw owning in the aggregate more than 50% of the then outstanding Class A Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Class A Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(i)	the number of Class A Shares owned by the shareholder;

(ii)	that such shareholder is not making the offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

(iii)

that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the Transfer Agent and the Secretary of Shaw written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

(iv)

that such shareholder shall not transfer any Class A Shares, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the Secretary of Shaw written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class A Shares transferred or to be transferred to each transferee; or

(c)

as of the end of the seventh day after the Offer Date, a combination of certificates that comply with clause (a) or (b) from shareholders of Shaw owning in the aggregate more than 50% of the then outstanding Class A Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Class A Offeror, has been delivered to the Transfer Agent and to the Secretary of Shaw.

If a notice referred to in sub-clause (a)(i), (a)(iv), (b)(iii) or (b)(iv) is given and the conversion right has not come into effect, the Transfer Agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, determine the number of Class A Shares in respect of which there are subsisting certificates that comply with either clause (a) or (b). For the purpose of this determination, certificates in respect of which such a notice has been filed shall not be regarded as subsisting insofar as the Class A Shares to which the notice relates are concerned; the transfer that is the subject of any notice referred to in sub-clause (a)(iv) or (b)(iv) shall be deemed to have already taken place at the time of the determination; and the transferee in the case of any notice referred to in sub-clause (a)(iv) or (b)(iv) shall be deemed to be a person or company from whom the Transfer Agent does not have a subsisting certificate unless the Transfer Agent is advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person or company from whom the Transfer Agent has a subsisting certificate. If the number of Class A Shares so determined does not exceed 50% of the number of then outstanding Class A Shares, exclusive of shares owned immediately prior to the offer by the Class A Offeror, clauses (a) and (b) shall cease to apply and the conversion right shall be in effect for the remainder of the Conversion Period

Modification

Neither the Class A Shares nor the Class B Non-Voting Shares may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class is also subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

Offer to Purchase

Shaw may not make an offer to purchase any outstanding Class A Shares unless at the same time it makes an offer to purchase, on the same terms, an equivalent proportion of the outstanding Class B Non-Voting Shares.

Redemption

Neither the Class A Shares nor the Class B Non-Voting Shares are redeemable at the option of either Shaw or the holder thereof.

Class 1 Preferred Shares

The Class 1 Preferred Shares are issuable in one or more series. The Board of Directors may fix from time-to-time before such issue the number of shares which is to comprise each series then to be issued and the designation, rights, conditions, restrictions and limitations attaching thereto, including, without limiting the generality of the foregoing, the rate of preferential dividends and whether or not such dividends shall be cumulative, the dates of payment thereof, the redemption price and terms and conditions of redemption (including the rights, if any, of the holders of the Class 1 Preferred Shares of such series to require the redemption thereof), conversion rights (if any) and any redemption fund, purchase fund or other provisions to be attached to the Class 1 Preferred Shares of such series.

The shares of each successive series of Class 1 Preferred Shares shall have preference over the Class A Shares and Class B Non-Voting Shares as to dividends of not less than 1/100th of a cent per share, and shall not confer upon the shares of one series a priority over the shares of any other series of the Class 1 Preferred Shares in respect of voting, dividends or return of capital. If any amount of cumulative dividends or any amount payable on return of capital in respect of shares of a series of the Class 1 Preferred Shares is not paid in full, the shares of such series shall participate rateably with the shares of all other series of Class 1 Preferred Shares in respect of accumulated dividends and return of capital.

Class 2 Preferred Shares

The Class 2 Preferred Shares are issuable in one or more series. The Board of Directors may fix from time-to-time before such issue the number of shares which is to comprise each series then to be issued and the designation, rights, conditions, restrictions and limitations attaching thereto, including, without limiting the generality of the foregoing, the rate of preferential dividends and whether or not such dividends shall be cumulative, the dates of payment thereof, the redemption price and terms and conditions of redemption (including the rights, if any, of the holders of the Class 2 Preferred Shares of such series to require the redemption thereof), conversion rights (if any) and any redemption fund, purchase fund or other provisions to be attached to the Class 2 Preferred Shares of such series.

The shares of each successive series of Class 2 Preferred Shares shall have preference over the Class A Shares and Class B Non-Voting Shares (but shall rank junior to the Class 1 Preferred Shares) as to dividends and shall not confer upon the shares of one series a priority over the shares of any other series of Class 2 Preferred Shares in respect of voting, dividends or return of capital. If any amount of cumulative dividends or any amount payable on return of capital in respect of shares of a series of Class 2 Preferred Shares is not paid in full, the shares of such series shall participate rateably with the shares of all other series of the Class 2 Preferred Shares in respect of accumulated dividends and return of capital.

Share Constraints

The statutes which govern the provision of broadcasting, telecommunications and radiocommunications services by Shaw and its regulated subsidiaries impose restrictions on the ownership of shares of Shaw and its regulated subsidiaries by persons that are not Canadian. In order to ensure that Shaw and its regulated subsidiaries remain eligible or qualified to provide broadcasting, telecommunications and radiocommunications services in Canada, the articles of Shaw require the Board of Directors to refuse to issue or register the transfer of any Class A Shares to a person that is not a Canadian if such issue or transfer would result in the total number of such shares held by non-Canadians exceeding the maximum number permitted by applicable law. In addition, the Board of Directors is required to refuse to issue or register the transfer of any Class A Shares to a person in circumstances where such issue or transfer would affect the ability of Shaw and its regulated subsidiaries to obtain, maintain, amend or renew a license to carry on any business. The articles of Shaw further provide that if, for whatever reason, the number of Class A Shares held by non-Canadians or other such persons exceeds the maximum number permitted by applicable law or would affect the ability to carry on any licensed business, Shaw may, to the extent permitted by corporate or communications statutes, sell the Class A Shares held by such non-Canadians or other persons as if it were the owner of such shares. The articles of Shaw also give the Board of Directors the right to refuse to issue or register the transfer of shares of any class in the capital of Shaw if (i) the issue or the transfer requires the prior approval of a regulatory authority unless and until such approval has been obtained or (ii) the person to whom the shares are to be issued or transferred has not provided Shaw with such information as the Board of Directors may request for the purposes of administering these share constraints.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants for the purchase of Equity Securities (the “Equity Warrants”) or for the purchase of Debt Securities (the “Debt Warrants”).

Warrants may be offered separately or together with Equity Securities or Debt Securities, as the case may be.

Each series of Warrants will be issued under a separate Warrant agreement to be entered into between Shaw and one or more banks or trust companies acting as Warrant agent. A copy of each applicable Warrant agreement will be filed by Shaw with the securities commission or similar regulatory authority in each of the provinces of Canada after it has been entered into by Shaw and will be available electronically at www.sedar.com.

The applicable Prospectus Supplement will include details of the Warrant agreements covering the Warrants being offered. The Warrant agent will act solely as the agent of Shaw and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

Equity Warrants

The Prospectus Supplement relating to the particular Equity Warrants offered thereby will describe the terms of such Equity Warrants, including, where applicable:

(i)	the specific designation and aggregate number of Equity Warrants;

(ii)	the price at which the Equity Warrants will be issued;

(iii)	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

(iv)	the currency or currencies in which the Equity Warrants will be offered;

(v)

the number of Equity Securities that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Equity Warrant;

(vi)	the designation and terms of any securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each security;

(vii)	the date or dates, if any, on or after which the Equity Warrants and the related securities will be transferable separately;

(viii)	the minimum or maximum amount of Equity Warrants that may be exercised at any one time;

(ix)	whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions; and

(x)	any other material terms of the Equity Warrants.

Debt Warrants

The Prospectus Supplement relating to the particular Debt Warrants offered thereby will describe the terms of such Debt Warrants, including, where applicable:

(i)	the specific designation and aggregate number of Debt Warrants;

(ii)	the price at which the Debt Warrants will be issued;

(iii)	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

(iv)	the currency or currencies in which the Debt Warrants will be offered;

(v)	the aggregate principal amount, price, currency or currencies, denominations and terms of the series of Debt Securities that may be purchased upon exercise of each Debt Warrant;

(vi)	the designation and terms of any securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each security;

(vii)	the date or dates, if any, on or after which the Debt Warrants and the related securities will be transferable separately;

(viii)	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

(ix)	whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

(x)	any other material terms of the Debt Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Shaw may issue Subscription Receipts that are exchangeable for Equity Securities and/or other securities of the Corporation. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable Prospectus Supplement. This description will include, without limitation, where applicable:

(i)	the number of Subscription Receipts;

(ii)	the price at which the Subscription Receipts will be offered;

(iii)	the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Equity Securities and/or other securities of the Corporation;

(iv)	the number of Equity Securities and/or other securities of the Corporation that may be issued or delivered upon exchange of each Subscription Receipt; and

(v)	whether the Subscription Receipts will be issued in fully registered or global form.

Equity Securities and/or other securities of the Corporation issued or delivered upon the exchange of Subscription Receipts will be issued for no additional consideration.

The Subscription Receipts will be issued under a subscription receipt agreement that will provide purchasers of Subscription Receipts with, among other things, a contractual right of rescission as further described below under the heading “Purchasers’ Statutory Rights”.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

Shaw may issue Share Purchase Contracts, representing contracts obligating holders to purchase from or sell to Shaw, and obligating Shaw to purchase from or sell to the holders, a specified number of Class B Non-Voting Shares, Class 1 Preferred Shares or Class 2 Preferred Shares, as applicable, at a future date or dates. The Prospectus Supplement relating to the particular Share Purchase Contracts offered thereby will describe the terms of such Share Purchase Contracts and, as applicable, the terms of the relevant series of Class 1 Preferred Shares or Class 2 Preferred Shares.

The price per Class B Non-Voting Share, Class 1 Preferred Shares or Class 2 Preferred Shares, as applicable, may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula contained in the Share Purchase Contracts. Shaw may issue Share Purchase Contracts in accordance with applicable laws and in such amounts and in as many distinct series as it determines from time to time.

The applicable Prospectus Supplement may contain, where applicable, the following information about the Share Purchase Contracts issued under it:

(i)

whether the Share Purchase Contracts obligate the holder to purchase or sell, or both purchase and sell, Class B Non-Voting Shares, Class 1 Preferred Shares or Class 2 Preferred Shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

(ii)	whether the Share Purchase Contracts are to be prepaid or not;

(iii)	whether the Share Purchase Contracts are to be settled by delivery, or by reference or linkage to the value or performance of the relevant Equity Securities;

(iv)	any acceleration, cancellation, termination or other provisions relating to the settlement of the Share Purchase Contracts; and

(v)	whether the Share Purchase Contracts will be issued in fully registered or global form.

The Prospectus Supplement will describe the material terms of any Share Purchase Contracts. For a complete description of the terms of any Share Purchase Contracts, investors should refer to the Share Purchase Contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such Share Purchase Contracts.

In compliance with applicable Canadian securities laws, we have filed an undertaking with the Commissions that we will not distribute any Share Purchase Contracts that are considered novel specified derivatives (as such terms are defined under applicable Canadian securities laws) at the time of distribution without pre-clearing with the Commissions the disclosure contained in the Prospectus Supplements pertaining to such Share Purchase Contracts.

DESCRIPTION OF UNITS

Shaw may issue Units comprised of one or more of the other Securities described herein in any combination. The Prospectus Supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

(i)	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

(ii)	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

(iii)	whether the Units will be issued in fully registered or global form.

The Prospectus Supplement will describe the material terms of any Units. For a complete description of the terms of any Units, investors should refer to the Unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such Units.

In compliance with applicable Canadian securities laws, we have filed an undertaking with the Commissions that we will not distribute any Units that are considered novel specified derivatives (as such terms are defined under applicable Canadian securities laws) at the time of distribution without pre-clearing with the Commissions the disclosure contained in the Prospectus Supplements pertaining to such Units.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe the material Canadian federal income tax consequences to investors of purchasing, owning and disposing of Securities, including, in the case of an investor who is not a resident of Canada, whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the purchase, ownership and disposition of Securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, backup withholding and the foreign tax credit, and any consequences relating to Securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

RISK FACTORS

Prospective purchasers of Securities should consider carefully the risk factors set forth below as well as the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement before purchasing Securities offered under the applicable Prospectus Supplement.

Further information regarding the risks affecting the Corporation and its business is provided in the documents incorporated by reference in this Prospectus, including the annual MD&A of Shaw under the heading “Known Events, Trends, Risks and Uncertainties” and any interim MD&A of Shaw under the heading “Risks and Uncertainties”. See “Where You Can Find More Information”.

Any of those risks, as well as others not known to Shaw and potentially beyond Shaw’s control, could materially adversely affect Shaw’s business, financial condition or results of operations.

No Existing Trading Market

There is currently no market through which the Debt Securities, Class 1 Preferred Shares, Class 2 Preferred Shares (other than the Series A and Series B Shares), Warrants, Subscription Receipts, Share Purchase Contracts or Units may be sold and purchasers of such Securities may not be able to resell such Securities. There can be no assurance that an active trading market will develop for the Debt Securities, Class 1 Preferred Shares, Class 2 Preferred Shares (other than the Series A and Series B Shares), Warrants, Subscription Receipts, Share Purchase Contracts or Units after an offering or, if developed, that such market will be sustained. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The public offering prices of the Securities may be determined by negotiation between Shaw and underwriters, dealers or agents based on several factors and may bear no relationship to the prices at which such Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.

Foreign Currency Risks

In addition, Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Securities denominated in currencies other than Canadian dollars. Such Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Credit Ratings

There is no assurance that a credit rating, if any, assigned to Securities, will remain in effect for any given period of time or that any rating will not be revised or withdrawn entirely by the relevant rating agency. A revised or withdrawal of such rating may have an adverse effect on the market value of such Securities.

Interest Rate Risks

Prevailing interest rates may affect the market price or value of the Securities. The market price or value of the Securities may decline as prevailing interest rates rise.

Holding Company Structure

In this section, the term the “Corporation” refers to Shaw Communications Inc. and not to any of its subsidiaries, unless the context otherwise requires.

Substantially all of the Corporation’s business activities are operated by its subsidiaries. As a holding company, the Corporation’s ability to meet its financial obligations depends primarily upon the receipt of interest and principal payments on intercompany advances, management fees, cash dividends and other payments from its subsidiaries together with proceeds raised by the Corporation through the issuance of equity and debt and from the proceeds from the sale of assets. The Corporation’s subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to pay any amount due pursuant to any Securities or to make any funds available therefor, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Corporation by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business and other considerations.

In addition, because the Corporation is a holding company, the Securities are effectively subordinated to all existing and future liabilities, including trade payables and other indebtedness, of the Corporation’s subsidiaries, except to the extent the Corporation is a creditor of such subsidiaries. Should any of the Corporation’s subsidiaries be liquidated, restructured or become insolvent, the Corporation’s ability to meet its financial obligations, including its obligations in relation to the Securities, would be affected to the extent that such subsidiaries could no longer make payments to the Corporation. In addition, any right of the Corporation as an equity holder to participate in any distribution of the assets of any of the Corporation’s subsidiaries upon the liquidation, reorganization or insolvency of any such subsidiaries will be subject to the claims of the creditors (including trade creditors) and any preferred shareholders of such subsidiaries.

LEGAL MATTERS

Unless otherwise specified in the applicable Prospectus Supplement relating to Securities, certain legal matters will be passed upon for the Corporation by Dentons Canada LLP, Calgary, Alberta, and by Dentons US LLP, New York, New York.

The partners and associates of Dentons Canada LLP and Dentons US LLP, as a group beneficially own, directly or indirectly, less than 1% of the outstanding securities of the Corporation.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been (or will be) filed with the SEC as part of the U.S. Registration Statement of which this Prospectus is a part:

•	the documents listed in the third paragraph under “Where You Can Find More Information” in this Prospectus;

•	consents of independent registered public accounting firm and legal counsel;

•	powers of attorney from directors and officers of Shaw;

•	the Trust Indenture; and

•	the US Trust Indenture.

PLAN OF DISTRIBUTION

The Corporation may sell Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. A Prospectus Supplement relating to each issue of Securities offered thereby will identify each underwriter, dealer or agent engaged by Shaw in connection with the sale of such issue and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including to the extent applicable, the proceeds to Shaw and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

Underwriters, dealers and agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Each issue of Debt Securities, Class 1 Preferred Shares, Class 2 Preferred Shares (other than Series A and Series B Shares), Warrants, Subscription Receipts, Share Purchase Contracts and Units will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a specific issue thereof, such Securities will not be listed on any securities exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in such Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in such Securities or as to the liquidity of the trading market for such Securities. See “Risk Factors”.

PRIOR SALES

Prior sales information will be provided in each applicable Prospectus Supplement relating to the Securities offered thereby.

PRICE RANGE AND TRADING VOLUME OF SHAW SHARES

Trading prices and volume data for Shaw’s Securities will be provided in each applicable Prospectus Supplement relating to the Securities offered thereby.

EXPERTS

The audited consolidated statements of financial position as at August 31, 2019 and 2018, and the statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, have been incorporated by reference in this Prospectus and in the U.S. Registration Statement of which this Prospectus forms a part, in reliance upon the reports of Ernst & Young LLP, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AGENTS FOR SERVICE OF PROCESS IN CANADA

Dr. Richard R. Green, Mike Sievert, JC Sparkman and Carl E. Vogel, each directors of Shaw, reside outside of Canada, and have appointed Shaw (at Suite 900, 630 – 3rd Avenue S.W., Calgary, Alberta T2P 4L4) as their agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contain a misrepresentation or are not delivered to the purchaser, provided that the remedies for rescission or revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Corporation will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the applicable Prospectus Supplement or any amendment contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 203 of the Securities Act (Alberta), and is in addition to any other right or remedy available to original purchasers under section 203 of the Securities Act (Alberta) or otherwise at law. Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

CERTIFICATE OF SHAW COMMUNICATIONS INC.

Dated: January 15, 2020

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of all of the provinces of Canada.

(signed) BRADLEY S. SHAW Chief Executive Officer	(signed) TREVOR ENGLISH Executive Vice President, Chief Financial & Corporate Development Officer

On behalf of the Board of Directors

(signed) JR SHAW Executive Chair and Director	(signed) MICHAEL O’BRIEN Director

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 124 of the Business Corporations Act (Alberta) (“ABCA”), which governs the Registrant, provides that except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and his or her heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the Registrant and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The Registrant may, with the approval of the Court of Queen’s Bench of Alberta, indemnify a person referred to above in respect of an action by or on behalf of the Registrant or a body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the Registrant or a body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfills the conditions set out in (a) and (b) above. Despite the foregoing, under the ABCA a person referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or a body corporate if the person was substantially successful on the merits in his or her defense of the action or proceeding, fulfills the conditions set out in (a) and (b) above and is fairly and reasonably entitled to indemnity.

In addition, the Board of Directors of the Registrant has enacted a General By-law, as confirmed by the shareholders of the Registrant, which requires the Registrant to indemnify the persons referred to above if he or she fulfills the conditions set out in (a) and (b) above. The Registrant shall also indemnify such persons in such other circumstances as the ABCA permits or requires.

The General By-Law further provides that the Registrant may purchase and maintain insurance for the benefit of such persons against such liabilities and in such amounts as the Registrant may determine and as are permitted by the ABCA. The Registrant has purchased and maintains insurance within such authorization (the “Insurance”). Directors and officers of the Registrant are insured, subject to all the terms, conditions and exclusions of the Insurance, against certain liabilities incurred by them in their capacity as directors and officers of the Registrant and its subsidiaries. The Insurance provides for an annual and aggregate limit for liability and reimbursement of payments of US$100 million. The deductible applicable to reimbursement of the Registrant is US$2.5 million per occurrence for securities claims and US$500,000 per occurrence for other claims. There is no deductible applicable to individual directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the US Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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EXHIBITS

Exhibit Number	Description

4.1	Audited consolidated statements of financial position of the Registrant as at August 31, 2019 and 2018, and the statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, together with the notes thereto and the auditors’ report thereon (filed with the Securities and Exchange Commission on November 27, 2019 as Exhibit 2 of a Form 40-F report and incorporated by reference herein).

4.2	Management’s discussion and analysis of the financial condition and operations of the Registrant with respect to the year ended August 31, 2019 (filed with the Securities and Exchange Commission on November 27, 2019 as Exhibit 1 of a Form 40-F report and incorporated by reference herein).

4.3	Unaudited consolidated statements of financial position as at November 30, 2019 and the statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the three month periods ended November 30, 2019 and November 30, 2018 (furnished to the Securities and Exchange Commission on January 13, 2020 as part of a Form 6-K report and incorporated by reference herein).

4.4	Management’s discussion and analysis of the financial condition and operations of the Registrant with respect to the three month period ended November 30, 2019 (furnished to the Securities and Exchange Commission on January 13, 2020 as part of a Form 6-K report and incorporated by reference herein).

4.7	Management proxy information circular dated November 26, 2019 relating to the annual general meeting of shareholders of the Registrant held on January 14, 2020 (furnished to the Securities and Exchange Commission on December 6, 2019 as part of a Form 6-K report and incorporated by reference herein).

4.8	Annual Information Form of the Registrant dated November 27, 2019, excluding the section entitled “Ratings” under the heading “Capital Structure, Dividends and Related Matters” (filed with the Securities and Exchange Commission on November 27, 2019 as Exhibit 3 of a Form 40-F report and incorporated by reference herein).

5.1	Consent of Ernst & Young LLP.

5.2	Consent of Dentons Canada LLP.

5.3	Consent of Dentons US LLP.

6.1	Powers of Attorney (included on the signature pages to the Registration Statement).

7.1	Amended and Restated Trust Indenture dated November 5, 2010 between the Registrant and Computershare Trust Company of Canada (filed with the Securities and Exchange Commission on November 5, 2010 as Exhibit 7.1 to a Form F-10 registration statement and incorporated by reference herein).

7.2	Form of Indenture between the Registrant, Computershare Trust Company of Canada and Computershare Trust Company, N.A. (filed with the Securities and Exchange Commission on January 22, 2018 as Exhibit 7.2 to a Form F-10 registration statement and incorporated by reference herein).

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrently with the filing of this Registration Statement, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Concurrently with the filing of this Registration Statement, Computershare Trust Company of Canada, as trustee, has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c)

Any change to the name or address of the agent for service of the Registrant or Computershare Trust Company of Canada shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 15th day of January, 2020.

SHAW COMMUNICATIONS INC.

By:	/s/ JR Shaw
	Name:	JR Shaw
	Title:	Executive Chair

By:	/s/ Trevor English
	Name:	Trevor English
	Title:	Executive Vice President, Chief Financial and Corporate Development Office

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of JR Shaw, Bradley S. Shaw and Trevor English his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JR Shaw	Executive Chair and Director	January 15, 2020
JR Shaw

/s/ Bradley S. Shaw Bradley S. Shaw	Chief Executive Officer and Director (Principal Executive Officer)	January 15, 2020

/s/ Trevor English Trevor English	Executive Vice President, Chief Financial and Corporate Development Office Officer (Principal Financial Officer and Principal Accounting Officer)	January 15, 2020

/s/ Peter J. Bissonnette Peter J. Bissonnette	Director	January 15, 2020

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Signature	Title	Date

/s/ Adrian I. Burns	Director	January 15, 2020
Adrian I. Burns

/s/ Christina Clark	Director	January 15, 2020
Christina Clark

/s/ Richard R. Green	Director	January 15, 2020
Richard R. Green

/s/ Gregory John Keating	Director	January 15, 2020
Gregory John Keating

/s/ Michael W. O’Brien	Director	January 15, 2020
Michael W. O’Brien

/s/ Paul K. Pew	Director	January 15, 2020
Paul K. Pew

/s/ Jeffrey C. Royer	Director	January 15, 2020
Jeffrey C. Royer

/s/ Mike Sievert	Director	January 15, 2020
Mike Sievert

/s/ JC Sparkman	Director	January 15, 2020
JC Sparkman

/s/ Carl E. Vogel	Director	January 15, 2020
Carl E. Vogel

/s/ Sheila C. Weatherill	Director	January 15, 2020
Sheila C. Weatherill

/s/ Willard H. Yuill	Director	January 15, 2020
Willard H. Yuill

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement in the capacity of the duly authorized representative of Shaw Communications Inc. in the United States, in the City of Cherry Hills Village, State of Colorado, on the 15th day of January, 2020.

SHAW COMMUNICATIONS INC.
(Authorized Representative)

By:	/s/ Carl E. Vogel
	Name:	Carl E. Vogel
	Title:	Director

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